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                                                     EXHIBIT NO. EX-99.h.4.iii

                        DIMENSIONAL INVESTMENT GROUP INC.

                   RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO

                         CLIENT SERVICE AGENT AGREEMENT
                              AMENDMENT NUMBER TWO


         THIS ADDENDUM NUMBER TWO is made this 27th day of July, 2000, by and between DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation (the "Fund"), on behalf of the RWB/DFA U.S. High Book to Market Portfolio (the "Portfolio"), a separate series of the Fund, and ASSANTE ASSET MANAGEMENT INC., a California corporation ("AAM"), as the successor to Reinhardt, Werba, Bowen, Inc., a California corporation, d/b/a Reinhardt Werba Bowen Advisory Services ("RWB").

WHEREAS, the Fund and the Portfolio have previously entered into the Client Service Agent Agreement, dated March 13, 1996 ("Client Service Agreement"), pursuant to which RWB has agreed to serve as the client service agent to the Portfolio and to perform various services for the Portfolio, as described in the Client Service Agreement; and

WHEREAS, management has informed the Fund that the Portfolio desires to change its name.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1. The name of the Portfolio shall be changed, from "RWB/DFA U.S. High Book to Market Portfolio" to "AAM/DFA U.S. High Book to Market Portfolio," and any reference to the prior name of the Portfolio shall be replaced with the new name of the Portfolio.

         2. The name of the client service agent shall be changed from "Reinhardt Werba Bowen Advisory Services" to "Assante Asset Management Inc.," and any reference to RWB shall be changed to AAM as necessary.

         3. No other provisions of the Client Service Agreement are in any way modified by this Amendment, and all other provisions of the Client Service Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on this 27th day of July, 2000.

DIMENSIONAL INVESTMENT                               ASSANTE ASSET MANAGEMENT
GROUP INC.                                           INC.


By: /s/ David G. Booth                               By: /s/ Elizabeth Kabanek
    --------------------------------                     ----------------------
     David G. Booth                                  Name:   Elizabeth Kabanek
     Chairman, Chief Executive Officer                    ---------------------
     and President                                   Title:  Secretary
                                                           --------------------


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